                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

               SUBSIDIARY NAME                             STATE OF INCORPORATION
               ---------------                             ----------------------
            Southern Pacific Bank                                California
       Imperial Business Credit, Inc.                            California
        Auto Marketing Network, Inc.                              Delaware
       Imperial Credit Advisors, Inc.                            California
       Imperial Credit Worldwide Ltd.                            California
      Imperial Credit Commercial Asset                           California
           Management Corporation
         Imperial Capital Group, LLC                              Delaware